Exhibit 99.2

Island Gardens Deep Harbour, LLC

Financial Statements

for the years ended December 31, 2021 and 2020

(With Independent Auditor’s Report Thereon)

Island Gardens Deep Harbour, LLC

Contents

Independent Auditors’ Report	1-3

Financial Statements

Balance Sheets	4

Statements of Operations	5

Statements of Changes in Members’ Equity (Deficiency)	6

Statements of Cash Flows	7-8

Notes to Financial Statements	9-17

Supplemental Schedule – Statement of Revenues and Expenses	18

2

Independent Auditors’ Report

To the Members

Island Gardens Deep Harbour, LLC

Miami, Florida

Opinion

We have audited the accompanying financial statements of Island Gardens Deep Harbour, LLC (the “Company”), which comprise the balance sheet as of December 31, 2021, and the related statements of operations, members’ equity (deficiency), and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Prior Period Financial Statements

The financial statements of the Company as of December 31, 2020 were audited by other auditors whose report dated April 27, 2021 expressed an unmodified opinion on those financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

107 Edgebrook Drive (29621)  |  Post Office Box 102 (29622)  |  Anderson, South Carolina  |  (864) 226-0306

862-C South Pleasantburg Drive (29607)  |  Post Office Box 8895 (29604)  |  Greenville, South Carolina  |  (864) 233-8400

suggsjohnson.com

Auditors’ Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The statement of revenues and expenses, which is the responsibility of management, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information, except for that portion marked “unaudited,” was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. That information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America, In our opinion, that information is fairly stated in all material respects in relation to the financial statements as a whole. The information marked “unaudited” has not been subjected to the auditing procedures applied in the audit of the financial statements and, accordingly, we do not express an opinion or provide any assurance on it.

Anderson, South Carolina

March 29, 2022, except for Note 8

which is dated November 1, 2022

Financial Statements

Island Gardens Deep Harbour, LLC

Balance Sheets

As of December 31,

	2021	2020
Assets
Current assets:
Cash and equivalents	$4,141,636	$2,845,495
Restricted cash	—	1,000,000
Accounts receivable, net of allowance for doubtful accounts of $791 and $0, respectively	284,880	124,432
Due from related parties	19,984	—
Prepaid expenses	342,075	321,545

Total current assets	4,788,575	4,291,472

Property and equipment, net	34,427,091	34,870,621
Other assets	258,222	206,076

Total assets	$39,473,888	$39,368,169

Liabilities and members’ deficiency
Current liabilities:
Accounts payable	$151,307	$490,149
Accrued expenses and other current liabilities	402,093	264,391
Contract liabilities	1,961,547	821,879
Due to members	79,661	22,200
Current maturities of notes payable	157,477	1,850,000

Total current liabilities	2,752,085	3,448,619
Note payable less current maturities
Principal amount	29,842,523	12,920,913
Less unamortized deferred financing costs	(690,886)	—

Notes payable less unamortized deferred financing costs	29,151,637	12,920,913
Deferred rent obligation	645,470	596,237

Total liabilities	32,549,192	16,965,769
Members’ equity	6,924,696	22,402,400

Total liabilities and members’ equity	$39,473,888	$39,368,169

The accompanying notes are an integral part of these financial statements.

Island Gardens Deep Harbour, LLC

Statements of Operations

for the years ended December 31,

	2021	2020
Revenues:
Revenues	$9,126,061	$6,011,743

Costs and expenses:
Direct costs	657,570	494,336
Operating expenses	3,408,265	3,196,074
Depreciation and amortization	1,922,358	1,975,771
Gain on sale of assets	(551)	—

Total costs and expenses	5,987,642	5,666,181

Net operating income	3,138,419	345,562

Other (income) expenses:
Interest expense	1,616,123	1,073,727
Other income	—	(234,334)

Total other (income) expenses	1,616,123	839,393

Net income	$1,522,296	$(493,831)

The accompanying notes are an integral part of these financial statements.

Island Gardens Deep Harbour, LLC

Statements of Changes in Members’ Equity (Deficiency)

Balance at December 31, 2019	$(12,981,279)
Net loss	(493,831)
Conversion of amounts due to member to equity	34,313,460
Contributions	3,235,243
Distributions	(1,671,193)

Balance at December 31, 2020	22,402,400
Net Income	1,522,296
Distributions	(17,000,000)

Balance at December 31, 2021	$6,924,696

The accompanying notes are an integral part of these financial statements.

Island Gardens Deep Harbour, LLC

Statements of Cash Flows

For the years ended December 31,

	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,522,296	$(493,831)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,922,358	1,975,771
Amortization of deferred financing costs	121,720	—
Gain on asset sale	(551)	—
Deferred rent obligation	49,233	34,966
Bad debt expense	791	49,283
Changes in operating assets and liabilities:
Accounts receivable	(161,239)	(8,000)
Due from related parties	(19,984)	—
Prepaid expenses	(20,530)	(33,605)
Other assets	(52,146)	(163,938)
Accounts payable	(338,842)	345,337
Accrued expenses and other liabilities	137,702	102,422
Contract liabilities	1,139,668	(239,729)
Due to members	57,461	22,200

Net cash provided by operating activities	4,357,937	1,590,876

Cash flows from investing activities:
Purchases of property and equipment	(1,483,484)	(199,397)
Proceeds from sale of property and equipment	5,207	—

Net cash used in investing activities	(1,478,277)	(199,397)

Cash flows used in financing activities:
Distributions	(17,000,000)	—
Proceeds from issuance of note payable	30,000,000	—
Repayments of short-term debt	—	(119,930)
Advances from member	—	15,058
Contributions from members	—	3,235,243
Payment of deferred financing costs	(812,606)	—
Principal payments on note payable	(14,770,913)	(1,550,000)

Net cash (used in) provided by financing activities	(2,583,519)	1,580,371

Net increase in cash and equivalents	296,141	2,971,850
Cash and equivalents and restricted cash at beginning of year	3,845,495	873,645

Cash and equivalents and restricted cash at end of year	$4,141,636	$3,845,495

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,371,695	$1,612,151

Distribution to member of property and equipment	$—	$1,671,193

Conversion of amounts due to member to equity	$—	$34,313,460

The accompanying notes are an integral part of these financial statements.

Island Gardens Deep Harbour, LLC

Statements of Cash Flows (continued)

For the years ended December 31,

	2021	2020
Reconciliation of cash and equivalents and restricted cash reflected in the consolidated statements of cash flows to the consolidated balance sheets:
Cash and cash equivalents per the balance sheet	$4,141,636	$2,845,495
Restricted cash per the consolidated balance sheets	—	1,000,000

Total cash, cash equivalents, and restricted cash per the consolidated statements of cash flows	$4,141,636	$3,845,495

The accompanying notes are an integral part of these financial statements.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

1.	General

Nature of Operations

Island Gardens Deep Harbour, LLC (the “Company”) is a Delaware Limited Liability Company organized in August 2014. As of the date of these financial statements, the Company has two members. IG Holdings LLC (“IGH” and the “Majority Member”), a Delaware Limited Liability Company, has an 80% membership interest. Flagstone Island Gardens, LLC (the “Minority Member”), a Delaware Limited Liability Company with the ultimate parent being Flagstone Property Group, LLC (collectively, known as “Flagstone Group”) has a 20% membership interest.

The Company’s main business is the operation of a mega-yacht marina on Watson Island in Miami, Florida. The Company entered into component ground leases (the “Agreement”) with the City of Miami on January 1, 2003, amended on February 1, 2010. On April 13, 2020, the original lease was replaced with a new lease that has an initial term of 45 years and two 15-year options to extend, from the time of delivery of the ground leases.

2.	Summary of Significant Accounting Policies

Use of Estimates

Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Concentrations of Credit Risk

The Company recognizes all revenues driven from the Agreement. The loss of this Agreement would have a material adverse effect on the Company’s ability to continue as a going concern. The Company’s revenues are primarily earned during the seasonal months of the yacht business, which for South Florida, is typically in October through March of any given year.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, restricted cash and accounts receivable. The Company maintains its cash in bank deposit accounts which, at times, may exceed insured limits. US Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. For the years ended December 31, 2021 and 2020, the Company had $3,891,636 and $3,595,495, respectively, in excess of insured limits. Additionally, the $1,000,000 in restricted cash which was on deposit with the former lending institution of the Company’s previous Notes Payable has been released. The Company has not experienced any losses in such accounts. See Note 5 for further details on the Company’s long-term debt.

At December 31, 2021, one customer accounted for more than ten percent of the Company’s accounts receivable and sixteen percent of total accounts receivable in aggregate. At December 31, 2020, five customers, each of whom accounted for more than ten percent of the Company’s accounts receivable and eighty-nine percent of total accounts receivable in aggregate. The Company controls credit risk through credit approvals, credit limits, and monitoring procedures. The Company typically obtains from its customers a security deposit for all non-transient vessels amounting to one month dockage fee as well as last month’s rent as prepayment.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

Property and Equipment net

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 360, Property, Plant, and Equipment, property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements. The estimated service lives of property and equipment are principally as follows in 2021:

Marina structure and equipment	15 years
Furniture, fixtures and vehicles	5 years
Leasehold improvements	Shorter of life or term of lease
Office equipment	3-5 years

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Impairment of Long-Lived Assets

In accordance with ASC 360, Property, Plant and Equipment, the Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors. The Company did not recognize an impairment charge during the year ended December 31, 2021 or 2020.

Revenue Recognition

In accordance with ASC 606, Revenue from Contracts with Customers, the Company recognizes revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration the company expects to be entitled to in exchange for goods or services provided. Revenues primarily consist of slip rentals, utility sales, and other ancillary goods and services related to the marina. Performance obligations include making the slips available and providing utilities, goods and services. Revenue for slip rentals is recognized over time as the slip is occupied as the customer continually receives the benefit of the Company’s services. The Company’s revenues for utilities, goods, and services are recognized at a point in time when these services or goods have been delivered or rendered. Payment terms typically align with when the goods and services are provided and do not represent a significant financing component. At year-end, for billings that are made in advance and non-cancellable deposits for slip rentals, any amounts that have been billed or collected for which the slip has not yet been occupied, are recorded as deferred revenue or customer deposits (both contract liabilities) until the slip has been occupied and such revenue has been earned.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

Several factors are considered in determining that control transfers to the customer upon use of slips at the marina, or when fuel, utilities, goods, and other ancillary goods and services are provided to the customer. These factors include a present right to payment and that the customer has assumed the risks and rewards of ownership at the time the slip, goods, or services are provided.

Accounts Receivable, net and Allowance for Doubtful Accounts

In accordance with ASC 310, Receivables, accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher risk amounts are reviewed individually for collectability. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to operations and a credit to the allowance for doubtful accounts. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to accounts receivable. As of December 31, 2021 and 2020, management recorded an allowance for doubtful accounts of $791 and $0, respectively.

Sales Taxes

The Company presents taxes collected from customers and remitted to governmental authorities on a net basis, and therefore they are excluded from revenues in the financial statements.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled approximately $27,000 and $18,000 for the years ended December 31, 2021 and 202020, respectively.

Direct Costs

Direct costs for the years ended December 31, 2021 and 2020, primarily consist of utility costs.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. In accordance with ASC 740, Accounting for Income Taxes, the Company’s taxable income or loss is allocated to its members. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

Loss Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability cannot be estimated, then the nature of the contingent liability together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently Issued Accounting Pronouncements Not Yet Adopted

On February 25, 2016, FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases, (Topic 842), which amends existing lease guidance. The update requires lessees to recognize a right-of-use asset and related lease liability for many operating leases now currently off-balance sheet under current U.S. GAAP. Also, the FASB has issued amendments to the update with practical expedients related to land easements and lessor accounting. The Company is currently evaluating the effect the update will have on its financial statements.

The update originally required transition to the new lease guidance using a modified retrospective approach which would reflect the application of the update as of the beginning of the earliest comparative period presented. A subsequent amendment to the update provides an optional transition method that allows entities to initially apply the new lease guidance with a cumulative-effect adjustment to the opening balance of equity in the period of adoption. The Company is evaluating the method of adoption it will elect. The update is effective for fiscal years beginning after December 15, 2021, with early application permitted.

Reclassifications and Revisions to Prior Year Financial Statements

The Company had previously reported revenue recognized from slip rentals as revenue recognized at a point in time. During the year ended December 31, 2021, the Company determined that the proper presentation for such revenue streams was for the revenue to be classified as earned over time. There was no effect to the amounts reported for the year ended December 31, 2020 for this change. The Company also segregated direct costs from operating expenses reported for the year ended December 31, 2020 to conform to the presentation of the financial statements for the year ended December 31, 2021.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

3.	Revenue and Contract Assets and Liabilities

The following table shows the Company’s revenue disaggregated between revenue from contracts with customers and other revenue:

Year ended December 31,	2021	2020
Revenue from contracts with customers	$9,126,061	$6,011,743

Total revenue	$9,126,061	$6,011,743

The following table shows the Company’s revenues from contracts with customers, disaggregated according to the timing of transfer of goods or services:

Year ended December 31,	2021	2020
Revenue recognized at a point in time	$1,522,269	$926,663
Recognized over time	7,603,792	5,085,080

Total revenue from contracts with customers	$9,126,061	$6,011,743

As of December 31, 2021 and 2020, the Company did not have any contract assets. Contract liabilities arising from contracts with customers consist of the following:

Year ended December 31,	2021	2020
Customer deposits	$1,857,346	$539,433
Deferred revenue	104,201	282,446

Total contract liabilities	$1,961,547	$821,879

4.	Property and Equipment

The following is a summary of property and equipment, at cost less accumulated depreciation and amortization, at December 31, 2021 and 2020:

	2021	2020
Marina structure and equipment	$44,236,640	$44,236,640
Leasehold improvements	65,367	55,117
Other property and equipment	1,784,805	328,812

Total property and equipment	46,086,812	44,620,569
Less: accumulated depreciation	(11,659,721)	(9,749,948)

Property and equipment, net	$34,427,091	$34,870,621

Depreciation of property and equipment amounted to $1,922,358 and $1,975,771 for 2021 and 2020, respectively. Other property and equipment includes $1,471,346 of construction in progress at December 31, 2021.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

5.	Long-Term Debt

In March 2021, the Company extinguished the existing long-term debt through the issuance of a promissory note with a new lender. The 2021 loan agreement for $30,000,000 is secured by substantially all the assets of the Company and accrues interest at 4.75% per annum until maturity in March 2026. Monthly payments consist of interest only for 18 months through September 2022. Monthly payments subsequent to September 2022 through maturity consist of interest plus principal based on a 300-month amortization schedule. The balance of the note is due upon maturity. Deferred financing costs paid as a part of this transaction were $812,606. During the year ended December 31, 2021, the Company amortized $121,720 of such costs, which resulted in a remaining deferred financing cost balance of $690,886 at December 31, 2021. Interest expense related to this was approximately $1,214,000 for the year ended December 31, 2021.

Prior to March 202,1 long-term debt consisted of a loan facility with a foreign bank with an outstanding balance of approximately $14,770,913 at December 31, 2020. The loan facility accrued interest semi-annually using a 6-month London Interbank Offered Rate (“LIBOR”) plus 5.75% and was collateralized by substantially all of the Company’s assets. Interest expense for this loan facility was approximately $402,000 and $1,074,000 for the years ended December 31, 2021 and 2020, respectively.

During 2020, the Company was required to deposit $1,000,000 into a bank account with the previous lender to guarantee payment of a principal payment due in January 2021. This depository account was included in Restricted Cash on the balance sheet at December 31, 2020.

Total interest expense for both loan facilities was approximately $1,616,000 and $1,074,000 for the years ended December 31, 2021 and 2020, respectively.

Future maturities of long-term debt are as follows as of December 31, 2021:

Year Ending December 31,
2022	$157,477
2023	648,909
2024	680,412
2025	713,445
2026	27,799,757

$30,000,000

6.	Related Party Transactions

The following table details the amounts due to and from related parties at December 31, 2021 and 2020.

	2021	2020
Due from related parties:
Due from One Island Park (shares common management)	$10,577	$—
Due from Flagstone Group	9,407	—

Total from related parties	$19,984	$—

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

	2021	2020
Due to related parties:
Due to Flagstone Group	$—	$6,865
Due to Island Global Yachting LLC and affiliates	79,661	15,335

Total due to related parties	$79,661	$22,200

Amounts due from One Island Park and Flagstone Group represent operational expenses paid by the Company on each entity’s behalf, such as payroll and security. Amounts due to Island Global Yachting LLC (“IGY”) and affiliates represents reimbursements of operational expenses paid on the Company’s behalf, such as payroll, and the balance of outstanding management fees. IGY is a member investor in IGH, the Majority Member. Amounts due to and from related parties will be settled during the normal course of business in the following year. Amounts due to related parties are presented as due to members in the balance sheets.

As of December 31, 2019, the Company owed approximately $34,298,000 to the Flagstone Group, whom at the time was the sole member, driven from advances to fund the operations of the Company since its inception. These amounts were included in long term liabilities Due to Member at December 31, 2019. During 2020, Flagstone Group exchanged $34,313,460 of such advances via a non-cash contribution to equity and is included in the Statement of Changes in Member’s Equity (Deficiency) for the year ended December 31, 2020. This exchange included the entire balance at December 31, 2019, plus additional net advances of $15,058 made in 2020.

Due to Flagstone Group represents amounts payable due to contractual arrangements primarily related to common area maintenance reimbursements.

The following table shows approximate amounts incurred with members and their affiliates for the years ended December 31, 2021 and 2020.

Included in cost and expenses	2021	2020
Flagstone Group – Property Management Fee	$—	$113,000
Flagstone Group – Asset Management Fee	—	45,000
Flagstone Group – Overhead reimbursement	—	301,000
Flagstone Group – Common area maintenance	75,000	17,466
IGY and Affiliates – Management Fees	439,496	156,000
IGY and Affiliates – Personnel costs	774,719	179,000

Flagstone Group Costs and Expenses

Prior to entering into the management contract with IGY as described below, the Company relied on Flagstone Group for certain administrative functions, and was allocated centralized corporate and land site infrastructure costs, which are included in overhead reimbursements in the table above. The majority of these costs are no longer chargeable to the Company. Additionally, the Company paid a property management fee and an asset management fee, both of which ceased upon engagement of the new manager.

IGY and Affiliates Costs and Expenses

During 2020, the Company entered into a management contract with IGY. As the manager, IGY employs all personnel for the facility and provides additional management services. In return, the Company pays a management fee as stipulated by contract to IGY. Additionally, as stipulated by the management contract, all direct personnel costs incurred by IGY are reimbursed by the Company.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

The management contract with IGY also stipulates a separate fee for construction and development management. During 2021, the Company incurred fees to IGY for managing construction related to a new fuel tank system. Fees of approximately $65,000 were paid during the year were capitalized into construction in process, included within property and equipment on the balance sheet at December 31, 2021.

7.	Commitments and Contingencies

Ground Lease

The Company is obligated under a non-callable ground lease agreement with the City of Miami to pay rent in connection with the water rights at Watson Island. Prior to 2020 and for portions of 2020, the Company was charged an allocable portion of the master lease agreement for the lease on tangential property. In 2020, the previous master lease agreement with the Flagstone Group was replaced with a new lease that formally broke out the Company’s marina component of the ground lease. For the year ended December 31, 2020, minimum payments of the ground lease agreement amounted to approximately $55,000. Starting October 1, 2020, base rent increased to approximately $200,000 per year plus annual increases beginning in 2023 driven from the Consumer Price Index (“CPI”). Minimum increases under the lease are 1% with a maximum year over year increase of 5%. In addition to the minimum lease payments, a rental payment of 15% of the base rent is payable to the City of Miami for the State of Florida.

Commencing January 2019 and through September 2020, the Company was also required to pay a percentage rent, at 1% of gross revenues, as defined in the agreement. A rider amendment in 2020 discontinued these percentage rent payments until 2024. The Company incurred approximately $7,000 in percentage rent costs during the year ended December 31, 2020.

Future minimum payments to the City of Miami as allocated to the Company from the total ground lease agreement are estimated as follows as of December 31, 2021:

Year Ending December 31,	Base Rent	15% Payment to the State
2022	$200,000	$30,000
2023	200,000	30,000
2024	200,500	30,075
2025	202,500	30,375
2026	204,530	30,679
Thereafter	9,718,263	1,457,739

	$10,725,793	$1,608,868

During the years ended December 31, 2021 and 2020, the Company recognized $278,318 and $334,000, respectively, of which $0 and $7,000, was paid as percentage rent based on sales volume, as rent expense. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is credited to Deferred rent obligation. The deferred rent obligation amounted to $645,470 and $596,237 at December 31, 2021 and 2020, respectively.

Island Gardens Deep Harbour, LLC

Notes to Financial Statements

The Company is also required to fund the Civic Arts Trust Fund (the “Trust”). During each year of the initial lease term, the Company shall fund the Trust in amounts equal to the following percentages of the net operating income: (i) seven tenths percent (.7%) during each of the first fifteen years of the lease term; (ii) six tenths percent (.6%) during each of the second fifteen years of the lease term; and (iii) five tenths percent (.5%) during each of the third fifteen years of the lease term. As of December 31, 2021 and 2020, the Company had accrued approximately $94,036 and $58,096, respectively which is due to the Trust and included in “Accrued expenses and other current liabilities” in the accompanying balance sheet. No amounts have yet been paid as the Trust has not yet been established.

Litigation

Various legal claims also rise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s financial statements.

8.	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through November 1, 2022, the date the financial statements were available to be issued. Subsequent to year end, the Minority Member entered into a Membership Interest Purchase Agreement with IGY to sell its 20% membership interests in the Company. IGY’s acquisition of the Minority Member’s membership interests was completed on August 3, 2022 with customary assignment agreements completed on October 3, 2022. Separately, on October 1, 2022, an unrelated entity, MarineMax East, Inc., purchased 100% of the ownership interests in IGY. Facilitated by the acquisition of IGY, MarineMax East, Inc. concurrently purchased 100% of the ownership interests in the Company.

Supplemental Information

Island Gardens Deep Harbour, LLC

Supplemental Schedule

Statement of Revenues and Expenses

For the years ended December 31,

	2021	2020 (Unaudited)
Revenues:
Marina slip	$7,603,792	$5,085,080
Fuel	98,863	22,744
Utilities	883,931	625,411
Concierge Services	51,271	—
Merchandise	24,032	—
Other	464,172	278,508

Total revenues	9,126,061	6,011,743

Costs and expenses:
Personnel	728,012	611,485
Utilities	770,569	622,911
Management fee	439,496	313,172
Boat services and merchandise	31,845	48,303
Security	140,837	276,115
Non-income taxes	124,906	246,010
Insurance	674,312	614,016
Repairs and maintenance	237,399	194,997
Information technology	46,090	42,309
Professional fees	350,499	169,636
Rent	278,318	333,480
Credit card fees	103,890	49,133
Advertising and marketing	27,345	18,140
Supplies	45,174	30,100
Other	67,143	34,007
Allocated costs and expenses	—	86,596
Depreciation and amortization	1,922,358	1,975,771
Gain on sale of fixed assets	(551)	—

Total costs and expenses	5,987,642	5,666,181

Operating income	3,138,419	345,562

Other expenses (income):
Interest expense	1,616,123	1,073,727
Other income	—	(234,334)

Total other expense (income)	1,616,123	839,393

Net income (loss)	$1,522,296	$(493,831)

See Independent Auditors’ Report